SHAREHOLDER OPTION AND VOTING AGREEMENT, dated as of March 4, 1998
(this "AGREEMENT"), among First Union Corporation, a North Carolina corporation ("PARENT"), and the undersigned record and beneficial owner (the "SHAREHOLDER") of common stock, no par value ("COMPANY COMMON STOCK"), of The Money Store Inc., a New Jersey corporation (the "COMPANY").

                              W I T N E S S E T H:

          WHEREAS, Parent, First Union National Bank ("BANK") and the Company are entering into that certain Agreement and Plan of Merger of even date herewith (as amended, supplemented or replaced from time to time, the "MERGER AGREEMENT") contemplating a business combination between a to-be-formed subsidiary of Parent and Bank ("SUB") and the Company (the "MERGER");

          WHEREAS, Shareholder is the beneficial owner of, and possesses the power to vote or direct the voting of, and to sell, 15,653,270 shares of Company Common Stock, constituting approximately 26.79% of the currently outstanding shares of Company Common Stock (the "Shares"), and desires to enter into this Agreement in order to induce Parent to cause Sub to enter into the Merger Agreement;

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested Shareholder to agree to vote the Shares in favor of approval of the Merger Agreement, the Merger and the transactions contemplated thereby and Shareholder hereby agrees to so vote such Shares; and

          WHEREAS, as a further condition to its willingness to enter into the Merger Agreement, Parent has requested that Shareholder grant Parent an unconditional and irrevocable option to purchase out of the Shares up to 14,547,261 shares of Company Common Stock (adjusted as set forth herein, the "OPTION SHARES") on the terms set forth herein, and Shareholder hereby agrees to grant such an option;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

          1. AGREEMENT TO VOTE, ETC. At such time as the Company conducts a meeting of, solicits written consents from or otherwise seeks a vote of, its shareholders for the purpose of considering the Merger Agreement, Shareholder agrees to vote duly and validly all the Shares in favor of approving the Merger Agreement and the transactions contemplated thereby. Shareholder also agrees to support the Merger Agreement and to take any and all reasonable action necessary or appropriate in order to enable the Merger and the other transactions contemplated thereby to be consummated as promptly as reasonably practicable.

          2. LIMITATION. Notwithstanding Section 1 hereof, Shareholder will have at all times the right to vote the Shares, in his sole discretion, with respect to all matters unrelated to the Merger Agreement, the Merger and the transactions contemplated thereby; PROVIDED that Shareholder shall vote any Shares against any Acquisition Proposal (as defined in the Merger Agreement) involving a party other than Parent or an affiliate thereof on or before the later of (i) 180 days after termination of the Merger Agreement or (ii) December 31, 1998.

          Except for the agreement of Shareholder to vote the Shares in accordance with Section 1 hereof, nothing in this Agreement shall: (a) require Shareholder to acquire additional shares of Company Common Stock; or (b) require the Shareholder, solely in his capacity as a director of the Company, to take or refrain from taking any action consistent with the provisions of Section 6.9 of the Merger Agreement or that would otherwise cause such director to violate his fiduciary duties as a director to the Company's shareholders under applicable law.

          3. OPTION TO PURCHASE SHARES. (a) Shareholder hereby grants to Parent an irrevocable option (the AOPTION") to purchase, subject to the terms of this
Section 3, the Option Shares at a price per share equal to (and payable in) that number (the "EXCHANGE RATIO") of shares of common stock, par value $3.33 1/3 per share ("PARENT STOCK"), of Parent equal to the result of dividing (1) $34.00 by
(2) the average of the per share closing sale price of Parent Stock, rounded to four decimal places, as reported under "NYSE COMPOSITE REPORTS") in THE WALL STREET JOURNAL for each of the five trading days in the period ending on the trading day prior to the Closing Date (as defined below). In the event that the shares of Company Common Stock are converted (whether by way of merger, consolidation, share exchange, reclassification, recapitalization or otherwise) into any other property, including shares or interests in any other entity, the Option shall apply to such other property as if such property were Option Shares.

          (b) In the event Parent wishes to exercise the Option (or any portion thereof), it shall send to Shareholder a written notice (the date of which is referred to as the "NOTICE DATE") specifying (1) the total number of Option Shares it will purchase pursuant to such exercise and (2) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "CLOSING DATE"); PROVIDED that, if prior notification to, or approval of, the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, Parent shall promptly file the required notice or application for approval, shall promptly notify Shareholder of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

          (c) At such closing, simultaneously with the delivery of the shares of Parent Stock to be issued as consideration as provided in Section 3(a), Shareholder shall deliver to Parent a certificate or certificates representing the number of shares of Company Common Stock purchased by Parent and, if the Option shall have been exercised in part only, a new Option evidencing the rights of Parent to purchase the balance of the shares purchasable hereunder.

          (d) Certificates for Parent Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of March 4, 1998, between the registered holder hereof and First Union Corporation and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of First Union Corporation and will be provided to the holder hereof without charge upon receipt by First Union of a written request therefor."

It is understood and agreed that: (1) the reference to the resale restrictions of the Securities Act of 1933 (including the rules and regulations thereunder, the "1933 ACT") in the above legend shall be removed by delivery of substitute certificate(s) without such reference, if Shareholder shall have delivered to Parent a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the 1933 Act; (2) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference, if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the reasonably opinion of counsel to Shareholder; and (3) the legend shall be removed in its entirety if the conditions in the preceding clauses (1) and (2) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          (e) Shareholder agrees: (a) that it will not avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Shareholder; (b) promptly to take all action as may from time to time be required (including (1) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (2) in the event that, under the Bank Holding Company Act of 1956 (the "BHCA") or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with Parent in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit Parent to exercise the Option (or any portion thereof) and Shareholder duly and effectively to sell shares of Common Stock pursuant hereto; and (3) promptly to take all action provided in this Section 3 as and when required pursuant hereto.

          (f) This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Parent, upon presentation and surrender of this Agreement to Shareholder, for other Agreements providing for Options of different denominations providing for the purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Company Common Stock purchasable hereunder. The terms "AGREEMENT" and "OPTION" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Shareholder of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of lass, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Shareholder will execute and deliver a new Agreement of like tenor and date in substitution for the last, stolen, destroyed or mutilated Agreement.

          (g) The number of shares of Company Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as follows:

               (1) In the event of any change in, or distributions in respect of the Company Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares of the like, the type and number of shares of Company Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Company Common Stock are to be issued or otherwise become outstanding as a result of any such change, the number of shares of Company Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Company Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Company Common Stock), it equals 24.9% of the number of shares of Company Common Stock then issued and outstanding;

               (2) Whenever the number of shares of Company Common Stock purchasable upon exercise hereof is adjusted as provided in Section 3(i)(1), the Exchange Ratio shall be adjusted by multiplying the Exchange Ratio immediately prior to the adjustment by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Company Common Stock purchasable after the adjustment.

          (h) Parent agrees to use its reasonable best efforts to take any and all actions required of it in order to maintain the availability of Rule 144 for the disposition by Shareholder of any shares of Parent Stock received by Shareholder hereunder for a period of at least one year from the Closing Date on which such shares of Parent Stock are so received.

          (i) The periods for exercise by Parent of certain rights under this
Section 3 shall be extended: (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as Parent, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods;
(2) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and (3) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, the "1934 ACT") by reason of such exercise.

          (j) The Option may be exercised, in whole or part, if, but only if a Triggering Event (as defined below) has occurred before the occurrence of an Option Termination Event (as defined below) and Parent is not then in material breach of its obligations under the Merger Agreement such that the Company would be entitled to terminate pursuant to Section 8.1(c) thereof. Each of the following shall be an "OPTION TERMINATION EVENT": (1) the Effective Time of the Merger; (2) termination of the Merger Agreement in accordance with the provisions thereof, if such termination occurs prior to the occurrence of an Initial Event, and does not occur pursuant to Sections 8.1(b), (e), (f) or (g) of the Merger Agreement (each, a "LISTED TERMINATION"); or (3) the passage of fifteen months after termination of the Merger Agreement, if such termination is concurrent with or follows the occurrence of an Initial Event or is a Listed Termination.

          (k) The term "INITIAL EVENT" shall mean any of the following events or transactions occurring on or after the date hereof:

               (1) The Company or any Subsidiary (as defined below), without having received Parent's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "PERSON" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the 1934 Act) other than Parent or any Parent Subsidiary (as defined below), or the Board of Directors of the Company (the "COMPANY BOARD") shall have recommended that the shareholders of the Company approve or accept any Acquisition Transaction other than the Merger. For purposes of this Agreement: (A) "ACQUISITION TRANSACTION" shall mean (i) a merger or consolidation, or any similar transaction, involving the Company or a Company Subsidiary (other than mergers, consolidations or similar transactions (x) involving solely the Company and/or one or more wholly owned Subsidiaries (as defined below) of the Company or (y) in which the voting securities of the Company outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 50% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction, PROVIDED that any such transaction is not entered into in violation of the terms of the Merger Agreement), (ii) a purchase, lease or other acquisition of 25% or more of the assets of the Company or a Company Subsidiary other than transactions in the Company's ordinary course of business (as defined in the Merger Agreement); or (iii) any transaction described in Section 2 (k)(2); (B) "SUBSIDIARY" shall have the meaning set forth in Rule 12b-2 under the 1934 Act; (C) "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"); (D) "COMPANY SUBSIDIARY" shall mean any Significant Subsidiary of the Company; and (E) "GRANTEE SUBSIDIARY" shall mean any Subsidiary of Parent.

               (2) Any person other than Parent or any Parent Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 25% or more of the outstanding shares of Company Common Stock or Company Preferred Stock (the term "BENEFICIAL OWNERSHIP" for purposes of this Agreement having the meaning assigned thereto in
          Section 13(d) of the 1934 Act);

               (3) The shareholders of the Company shall have voted and failed to approve the Merger Agreement or the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than Parent or any Parent Subsidiary) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

               (4) The Company Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse to Parent its recommendation that the shareholders of the Company approve the transactions contemplated by the Merger Agreement, or the Company or any Company Subsidiary shall have authorized, recommended or proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Parent or a Parent Subsidiary;

               (5) Any person other than Parent or any Parent Subsidiary shall have made, and not withdrawn, a proposal to the Company or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

               (6) Any person other than Parent or any Parent Subsidiary shall have filed, and not withdrawn, with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange or tender offer); or

               (7) The Company shall have breached any covenant or obligation contained in the Merger Agreement after any person other than Parent or a Parent Subsidiary shall have made a proposal to the Company or its shareholders to engage in an Acquisition Transaction, and following such breach Parent would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or both).

          (l) The term "TRIGGERING EVENT" shall mean any of the following events or transactions occurring after the date hereof:

               (1) The occurrence of any Initial Event described in Section 2(k)(1); or

               (2) The occurrence of the Initial Event in Section 2(k)(2).

          (m) Shareholder shall notify Parent promptly in writing of the occurrence of any Initial Event or Triggering Event promptly after becoming aware of the occurrence thereof, it being understood that the giving of such notice by Shareholder shall not be a condition to exercise of the Option.

          4. COVENANTS OF SHAREHOLDER. Except in accordance with the provisions of this Agreement, Shareholder agrees (solely in his capacity as a shareholder) not to:

               (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of any of the Shares;

               (b) except as may be required to vote the Shares in accordance with Section 1 hereof, grant any consents or proxies, deposit any Shares into a voting trust or enter into any agreement with respect to the voting of any Shares;

               (c) take any action or omit to take any action which would prohibit, prevent or preclude the Company from performing, or otherwise impair the Company's ability to perform, its material obligations under the Merger Agreement; or

               (d) (1) solicit proxies or become a "PARTICIPANT" in a "SOLICITATION" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or attempt to discourage the Merger or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement,
          (2) directly or indirectly encourage, initiate or cooperate in a shareholders' vote or action by consent of the Company's shareholders in opposition to or in competition with the consummation of the Merger, or (c) become a member of a "GROUP" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Merger.

          5. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder hereby represents and warrants to Parent as follows:

               (a) As of the date hereof, the Shareholder is the beneficial owner of and possesses the absolute power to vote, or direct the voting of, and to sell all the Shares, and the Shares include all shares of Company Stock with respect to which Shareholder has the right, power or authority to vote or sell and Shareholder does not own or have any right to acquire any other shares of Company Stock, except for employee stock options.

               (b) Shareholder has all requisite power and authority to execute and deliver this Agreement, to vote the Shares in accordance with Sections 1 and 2 hereof, to grant the Option, to sell the Option Shares in accordance with Section 3, and otherwise to perform its obligations hereunder; and this Agreement has been duly executed and delivered by Shareholder and constitutes the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency and similar laws affecting creditors rights generally and by general equitable principles).

               (c) The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated hereby, including, without limitation, the agreement of Shareholder to vote of the Shares in accordance with Sections 1 and 2 hereof, to grant the Option, to sell the Option Shares in accordance with Section 3, will not, constitute a breach or violation of, or a default under, any agreement, indenture or other instrument to which the Shareholder or, to the best of Shareholder's knowledge, the Company is a party which breach, violation or default could reasonably be expected to have any adverse effect on the Shareholder's ability to perform its obligations hereunder.

               (d) The consummation of the transactions contemplated by this Agreement, including, without limitation, the agreement of Shareholder to vote the Shares in accordance with Sections 1 and 2 hereof, to grant the Option, to sell the Option Shares in accordance with Section 3, will not require any consent, waiver or approval under any such judgment, decree, order, governmental permit or license, or agreement, indenture or instrument referred to in Section 5(c) hereof, other than any consents, waivers or approvals contemplated by the Merger Agreement and the schedules thereto or such consents, waivers or approvals the absence of which would not have an adverse effect on the transactions contemplated by this Agreement or any adverse effect on the Shareholder's ability to perform its obligations hereunder or thereunder.

               (e) The Shares are now and will at all times during the term of this Agreement be held of record and beneficially by the Shareholder free and clear of all liens, claims, security interests or any other encumbrances whatsoever, other than restrictions upon resale which may be imposed by Federal or state securities laws and other than Option Shares sold to Parent hereunder.

          6. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to Shareholder that it has the corporate power and authority to execute, deliver and perform this Agreement; such execution, delivery and performance have been duly authorized by all necessary corporate action; and this Agreement has been duly executed and delivered by Parent and constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency and similar laws affecting creditors rights generally and by general equitable principles).

          7. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the applicable party hereto in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

          8. FURTHER ASSURANCES. Shareholder and Parent agree to execute and deliver all such further documents and instruments and take all such further reasonable action as may be necessary or appropriate, including cooperation in obtaining any and all required regulatory approvals, in order to consummate the transactions contemplated hereby, including, without limitation, the agreement of Shareholder to vote the Shares in accordance with Section 1 hereof.

          9. EXPENSES. Except as may otherwise be provided herein, no party hereto shall be responsible for the payment of any other parties' expenses incurred in connection with this Agreement.

          10. ASSIGNMENT; THIRD PARTY BENEFICIARIES. Shareholder may not assign any of its rights or obligations under this Agreement, and any purported assignment thereof shall be null and void. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and its respective successors and permitted assigns, and its is not the intention of the parties to confer third party beneficiary rights upon any other person or entity. Parent may assign its rights hereunder; PROVIDED that until the date 15 days following the date on which the Federal Reserve Board has approved an application by Parent to acquire the Shares subject to the Option, Parent may not assign its rights under the Option except in (a) a widely dispersed public distribution, (b) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of the Company, (c) an assignment to a single party (E.G., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Parent's behalf or (d) any other manner approved by the Federal Reserve Board.

          11. AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

          12. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and delivered personally or by telecopy transmission or sent by registered or certified mail or by any express mail service, postage or fees prepaid, addressed as follows:

                  (a)  if to Parent:

                       First Union Corporation
                       One First Union Center
                       Charlotte, North Carolina  28288
                       Attention: Marion A. Cowell, Jr., Esq.
                                  General Counsel
                           with copies to:

                       Sullivan & Cromwell
                       125 Broad Street
                       New York, New York 10004
                       Attention: Mitchell S. Eitel, Esq.
                       Telecopy: (212) 558-4239

                  (b)  if to Shareholder:

                       Marc J. Turtletaub
                       c/o The Money Store Inc.
                       3301 C Street, Suite 100M
                       Sacramento, California  95816

          13. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (without regard to principles of conflicts of laws). Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

          15. EFFECT OF HEADINGS. The descriptive headings contained herein are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

                                     FIRST UNION CORPORATION


                                     By:____________________________________
                                        Name:
                                        Title:

                                     SHAREHOLDER


                                     --------------------------------------
                                         Name: